UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 24, 2019

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑32583	13‑3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221‑7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure

In recent weeks, Full House Resorts, Inc. (“Full House” or the “Company”) has entered into several agreements with various unaffiliated companies allowing for on-site sports wagering at its Rising Star Casino Resort in Indiana and, potentially, its Bronco Billy’s Casino and Hotel in Colorado, as well as online/mobile sports wagering within those two states (the “Sports Agreements”).  Such sports wagering was recently approved in both states, though the approval for sports wagering in Colorado is contingent upon ratification in a statewide referendum scheduled for November 2019.  As a part of these longer-term Sports Agreements, the Company:

•	Has already received one-time market access fees totaling $2 million in cash, and will receive an additional $2 million in cash upon voter ratification in Colorado;
•

Will receive a share of net sports wagering revenues, with Full House’s portion of the revenues guaranteed to total at least $5 million annually across the two states.  The Company expects to have minimal ongoing expenses related to these revenues; and

•	Will have a term length of at least 10 years, and potentially as long as 20 years, for each of the Sports Agreements.

The Company expects to sign two additional agreements with an online/mobile sports wagering partner over the coming weeks, with one related to mobile operations in Indiana and the other in Colorado.  At that point, the Company will have utilized all of its allowed sports wagering opportunities in those two states.

The information contained in this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, none of such information shall be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that are neither historical facts nor assurances of future performance, including those regarding the Company's expectations about its receipt of market access fees and share of net sports wager revenues under the Sports Agreements, its expectations about ongoing expenses related to such net sports wager revenues and the term of the Sports Agreements, and its expectations about additional agreements with online/mobile sports wagering partners and the timing and term of such agreements.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of the Company. Such risks and uncertainties include those in the reports the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: September 24, 2019	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer